
          <ARTICLE> 5
          <LEGEND>
          This schedule contains summary financial information extracted from the unaudited condensed consolidated financial statements of T. Rowe
          Price Realty
          Income Fund IV, America's Sales-Commission-Free Real Estate
          Limited Partnership
          included in the accompanying Form 10-Q for the period ended June
          30, 1996 and is
          qualified in its entirety by reference to such financial statements.
          </LEGEND>
          <CIK> 0000826315
          <NAME> T. ROWE PRICE REALTY INCOME FUND IV, AMERICA'S
          SALES-COMMISS

          <PERIOD-TYPE>                   6-MOS
          <FISCAL-YEAR-END>                          DEC-31-1996
          <PERIOD-START>                             JAN-01-1996
          <PERIOD-END>                               JUN-30-1996
          <CASH>                                       1,839,000
          <SECURITIES>                                         0
          <RECEIVABLES>                                  747,000
          <ALLOWANCES>                                   257,000
          <INVENTORY>                                          0
          <CURRENT-ASSETS>                                     0<F1>
          <PP&E>                                      26,783,000
          <DEPRECIATION>                               3,993,000
          <TOTAL-ASSETS>                              25,368,000
          <CURRENT-LIABILITIES>                                0<F1>
          <BONDS>                                              0
          <PREFERRED-MANDATORY>                                0
          <PREFERRED>                                          0
          <COMMON>                                             0
          <OTHER-SE>                                  23,885,000<F2>
          <TOTAL-LIABILITY-AND-EQUITY>                25,368,000
          <SALES>                                              0
          <TOTAL-REVENUES>                             1,757,000
          <CGS>                                                0
          <TOTAL-COSTS>                                1,357,000
          <OTHER-EXPENSES>                                     0
          <LOSS-PROVISION>                                     0<F3>
          <INTEREST-EXPENSE>                                   0
          <INCOME-PRETAX>                                400,000
          <INCOME-TAX>                                         0
          <INCOME-CONTINUING>                            400,000
          <DISCONTINUED>                                       0
          <EXTRAORDINARY>                                      0
          <CHANGES>                                            0












          <NET-INCOME>                                   400,000
          <EPS-PRIMARY>                                        0<F4>
          <EPS-DILUTED>                                        0

          <F1>Not contained in registrant's unclassified balance sheet.
          <F2>Partners' capital.
          <F3>Not reported at interim.
          <F4>Not applicable.  Net income per limited partnership unit is
          $0.51.